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                                                                    Exhibit 99.2

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders of iDLX Holdings BV (formerly iDLX Holdings NV):

We have audited the accompanying consolidated balance sheet of iDLX Holdings BV (formerly iDLX Holdings NV) and Subsidiary as of December 31, 2002, and the related consolidated statement of income, changes in shareholders' equity, and cash flow for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of iDLX Holdings BV (formerly iDLX Holdings NV) and Subsidiary as of December 31, 2001 were audited by other auditors who have ceased operations and whose report dated January 25, 2002 expressed an unqualified opinion on those financial statements before the restatement adjustments described in Note 2(e).

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As discussed above, the financial statements of iDLX Holdings BV (formerly iDLX Holdings NV) and Subsidiary as of and for the year ended December 31, 2001 were audited by other auditors who have ceased operations. As described in Note 2(e), application of EITF Issue No. 01-14 requires the Company to account for reimbursements received for out-of-pocket expenses incurred, as revenues in the statement of income and financial statements for prior periods presented are to be reclassified to comply with these provisions. We audited the adjustments that were applied to restate the reimbursements reflected in the 2001 financial statements. Our procedures included (a) agreeing the amounts reimbursed to the debit notes raised (b) reviewing the contracts specifying the amounts to be reimbursed, and (c) agreeing the amounts received to the foreign exchange remittance certificates issued by the authorized dealer. In our opinion, such adjustments are appropriate and have been properly applied. However, we were not engaged to audit, review, or apply any procedures to the 2001 financial statements of the Company other than with respect to such adjustments and, accordingly, we do not express an opinion or any other form of assurance on the 2001 financial statements taken as a whole.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of iDLX Holdings BV (formerly iDLX Holdings NV) and Subsidiary at December 31, 2002, and the consolidated results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

/s/ S.R. Batliboi & Associates
Chennai, India
February 17, 2003